Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Acutus Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	1,376,330(2)	$2.035	$2,800,831.55	0.0000927	$259.64
Total Offering Amounts							$259.64
Total Fee Offsets(4)							-
Net Fee Due							$259.64

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall cover any additional shares of the common stock, par value $0.001 per share (“Common Stock”), of Acutus Medical, Inc. (the “Registrant”) that become issuable under the 2020 Equity Incentive Plan (the “EIP”) and the 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Stock.

(2)	Represents the following: (i) 1,118,288 shares of Common Stock that were automatically added to the shares reserved for issuance under the EIP on January 1, 2022 pursuant to an “evergreen” provision contained in the EIP. Pursuant to such provision, the number of shares reserved for issuance under the EIP automatically increases on January 1 each year, starting on January 1, 2021 and continuing through January 1, 2030, by the least of (a) 2,193,360 shares of Common Stock, (b) four percent (4.0%) of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year or (c) a number determined by the Registrant’s board of directors and (ii) 258,042 shares of Common Stock that were automatically added to the shares reserved for issuance under the ESPP on January 1, 2022 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, the number of shares reserved for issuance under the ESPP automatically increases on January 1 each year, starting on January 1, 2022 and continuing through January 1, 2030, by the least of (a) 258,042 shares of Common Stock, (b) one percent (1.0%) of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding calendar year or (c) a number determined by the Registrant’s board of directors.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low sales price per share of Common Stock as reported on The Nasdaq Global Select Market on January 28, 2022.

(4)	The Registrant does not have any fee offsets.